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                                                                    EXHIBIT 10.3
                                                                         to S-11


                       MANAGEMENT AND SERVICING AGREEMENT

         This MANAGEMENT AND SERVICING AGREEMENT ("Agreement") dated as of [ ], 2003, between DELPHI PROPERTIES, INC., a Maryland corporation (the "REIT"), DELPHI PROPERTIES HOLDINGS, LLC, a Maryland limited liability company ("Holdings", and together with the REIT, the "REIT Entities "), and DELPHI CORPORATION, a Delaware corporation (the "Manager").

                              W I T N E S S E T H:

         WHEREAS, the principal business objective of the REIT is to acquire and, through Holdings, hold mortgage assets and other authorized investments that will generate net income for distribution to REIT stockholders and the REIT intends to elect to be treated as a real estate investment trust for federal income tax purposes; and

         WHEREAS, the REIT Entities desire to have the Manager manage and administer all of their business and affairs and the Manager has the capability to provide the management, administrative and other services provided for herein and is willing to perform and discharge such services for the REIT Entities on the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual terms and covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

         Section 1.        Duties of the Manager.

                  (a) Duties with Respect to the REIT Entities. The Manager agrees to take or cause or arrange for other appropriate persons or entities to take all such actions that it, in the exercise of its good faith judgment, believes is necessary or appropriate for the management or administration of the REIT Entities' business and affairs. Notwithstanding anything to the contrary in this Agreement, the Manager shall not take any action that the REIT Entities direct the Manager not to take. The Manager shall consult with the Board of Directors and the officers of the REIT Entities and shall, at the request of the Board of Directors and/or the officers of the REIT Entities, furnish advice and recommendations with respect to all aspects of the business and affairs of the REIT Entities. Subject to the control and discretion of, and at the request of, the Board of Directors of the REIT (the "Board of Directors"), the Manager shall:

                  (i) administer the day-to-day operations and affairs of the REIT Entities, including, without limitation, the performance or supervision of the functions described in this Section 1;

                  (ii) monitor the credit quality of the assets held by the REIT Entities;

                  (iii) advise the REIT Entities with respect to the acquisition, management, financing and disposition of the REIT Entities' assets;
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                  (iv) represent the REIT Entities in their day-to-day dealings with persons with whom the REIT Entities interact, including, without limitation, stockholders of the REIT, the transfer agent of the REIT, consultants, accountants, attorneys, custodians, insurers and banks;

                  (v) establish and provide necessary services for the REIT Entities, including executive, administrative, accounting, stockholder relations, secretarial, record-keeping, copying, telephone, mailing and distribution facilities;

                  (vi) procure necessary insurance coverage for the REIT
         Entities;

                  (vii) maintain communications and relations with the stockholders of the REIT, including, but not limited to, responding to inquiries, proxy solicitations, providing reports to stockholders and arranging and coordinating all meetings of stockholders;

                  (viii) monitor and supervise the performance of all parties who have contracts to perform services for the REIT Entities, provided that the Manager shall have no duty to assume the obligations or guarantee the performance of such parties under such contracts;

                  (ix) arrange for the execution and delivery of such documents and instruments by the officers of the REIT as may be required in order to perform the functions herein described and to take any other required action contemplated by the terms of this Agreement;

                  (x) consult and work with legal counsel for the REIT in implementing REIT decisions and undertaking measures consistent with all pertinent federal, state and local laws and rules or regulations of governmental or quasi-governmental agencies, including, but not limited to, federal and state securities laws and tax laws, as they relate to the REIT's qualification, and the maintenance of its qualification as a real estate investment trust;

                  (xi) take any action which, in the Manager's judgment or the judgment of the Board of Directors (of which the Manager has received written notice), may be necessary to maintain the qualification of the REIT as a real estate investment trust for U.S. federal income tax purposes, unless otherwise instructed by the Board of Directors, or prevent the violation of any law or regulation of any governmental body or agency having jurisdiction over the REIT or its securities;

                  (xii) take any action which, in the Manager's judgment or the judgment of the Board of Directors (of which the Manager has received written notice), may be necessary to operate the REIT Entities in a manner that will not subject the REIT Entities to regulation under the Investment Company Act of 1940 including, but not limited to monitoring the assets of the REIT Entities to ensure that such entities maintain at least 55% of their respective total assets in qualifying interests under the Investment Company Act of 1940;

                  (xiii) refrain from any action which, in the Manager's reasonable judgment or in the judgment of the Board of Directors (of which the Manager has received written



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         notice), may adversely affect the qualification of the REIT as a real estate investment trust, unless otherwise instructed by the Board of Directors, or which would violate any laws, rule or regulation of any governmental body or agency having jurisdiction over the REIT or its securities, or which would otherwise not be permitted by the Articles of Incorporation, as amended, or By-laws of the REIT;

                  (xiv) consult and work with the accountants and the audit committee for the REIT in connection with the preparation of financial statements, periodic reports, annual reports and tax returns;

                  (xv) prepare and distribute, in consultation with the accountants and audit committee for the REIT, periodic reports and annual reports to stockholders that will contain audited financial statements; and

                  (xvi) furnish reports to the Board of Directors and provide research, economical and statistical data in connection with the REIT Entities' investments; and as reasonably requested by the REIT , make reports to the REIT of its performance of the foregoing services and furnish advice and recommendations with respect to other aspects of the business of the REIT Entities.

         (b) Duties with Respect to the REIT Entities' Policies. The Manager shall, at all times in connection with the performance and observance of its duties and obligations under this Agreement, refrain from taking any actions that would prevent the REIT Entities from complying with the policies adopted by the Board of Directors, as they may be amended, supplemented or otherwise modified by the Board of Directors at any time or from time to time. Upon its receipt of notice thereof, the Manager shall thereupon comply with such policies as so amended, supplemented or modified.

         Section 2.  Servicing Assets.

                  (a) If the REIT Entities obtain any assets that are not the primary obligations of the Manager (the "Servicing Assets"), the Manager will service the Servicing Assets with the same degree of care as the Manager exercises with respect to similar assets held by it for its own account; provided that the Manager will not be liable for any error of judgment or for any action taken or omitted to be taken by it, except actions taken by reason of the Manager's gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Manager (i) may consult with legal counsel, including counsel for any borrower, lender or guarantor of any Servicing Asset, independent public accountants or experts, and shall not be liable for any action taken in good faith or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (ii) makes no warranty or representation and shall not be responsible for any statement, warranty or representation made by any borrower, lender or guarantor in connection with any Servicing Asset or in connection with any document relating to any Servicing Asset or for the financial condition of any borrower, lender or guarantor or for the value of any collateral, (iii) shall not be responsible for the performance or observance by any borrower, lender or guarantor of any of the terms, covenants or conditions of any loan or other document evidencing or relating to any Servicing Asset and shall not have any duty to inspect the property (including the books and records) of any borrower, lender or guarantor,
(iv)


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makes no warranty or representation and shall not be responsible for the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any loan or other document evidencing or relating to any Servicing Asset or any collateral for any Servicing Asset, (v) makes no representation or warranty concerning the value or existence of any collateral or the perfection or enforceability of any security interests relating to any Servicing Asset, and (vi) shall incur no liability in respect of any Servicing Asset or under any loan or other document evidencing or relating to any Servicing Asset or in respect of any collateral for any Servicing Asset by acting upon any notice, consent, certificate or other instrument or writing believed by the Manager to be genuine and signed or sent by the proper party.

         (b) The Manager shall not, without the REIT's prior written consent, agree to the modification or waiver of any of the terms of any loan or other document evidencing or relating to any Servicing Asset, consent to any action or failure to act by any borrower, lender or guarantor, or exercise any rights which the Manager may have in respect of any Servicing Asset or under any loan or other document evidencing or relating to any Servicing Asset or with respect to any collateral for any Servicing Asset, if the exercise of any of such rights would (i) waive any payment default; (ii) forgive any of the principal amount of or reduce the principal amount of, or rate of interest on, any Servicing Asset;
(iii) postpone any date fixed for any payment of principal of or interest on any Servicing Asset; (iv) release any guaranty or collateral except as otherwise contemplated in any loan or other document evidencing or relating to any Servicing Asset; (v) extend the maturity date of any Servicing Asset; (vi) increase the lending formulas or advance rates on any Servicing Asset; or (vii) amend or modify the financial covenants contained in the loan or other documents evidencing any Servicing Asset in any way that would make such financial covenants any less restrictive.

         (c) In the event: (i) any default under a Servicing Asset shall be continuing for more than 30 days, (ii) a Servicing Asset is placed in a non-performing status, or (iii) any other development occurs that adversely affects the value of a Servicing Asset, the Manager shall promptly give the REIT written notice of such event. The Manager shall thereafter take such action as the REIT may deem necessary to protect the interests of both the Manager and the REIT Entities. In the event the Manager shall fail to timely take any such action as directed by the REIT, the REIT may directly take any and all actions it deems necessary to protect its interests in the Servicing Asset. At the REIT's direction, and on behalf of the REIT Entities, the Manager may deal with any of the borrowers or guarantors of the Servicing Asset for the purpose of entering into forbearance agreements, moratoriums, and general work-out plans designed to cure the default and restore the Servicing Asset to good standing; provided, the REIT may, in its discretion, deal directly with any of the borrowers or guarantors in the event it determines that the Manager is not satisfactorily following the REIT's directions and, notwithstanding anything in this Agreement to the contrary, the Manager shall, at all times, only take action or inaction that is consistent with guidelines established by the REIT or otherwise only with the REIT's consent.

         Section 3.  Other Duties of the Manager.

                  (a) The Manager shall segregate and hold all funds collected and received by the REIT Entities under and pursuant to this Agreement separate and apart from any of its own funds and general assets and shall establish and maintain one or more accounts, in the form of time deposit or demand accounts, titled "Delphi Corporation in trust for Delphi Properties, Inc."



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or "Delphi Corporation in trust for Delphi Holdings, LLC", as applicable (the
"REIT Entities' Accounts"). Each REIT Entities' Account shall be established with a depository institution acceptable to the REIT. All funds deposited in the REIT Entities' Accounts shall at times be fully insured to the full extent permitted under applicable law. Funds deposited in the REIT Entities' Accounts may be drawn on by the Manager in accordance with this Section 3. The Manager shall deposit in the REIT Entities' Accounts within one Business Day (as such term is defined in Section 4 hereof) of receipt, and retain therein, all collections received by the REIT Entities under and pursuant to this Agreement as well as any and all other amounts received by the REIT Entities whatsoever. Any interest paid on funds deposited in the REIT Entities' Accounts by the depository institutions in which the REIT Entities' Accounts are established shall accrue to the benefit of the REIT Entities.

         (b) The Manager is hereby authorized, from time to time, to withdraw funds from the REIT Accounts for the following purposes:

                  (i) to pay itself the Management Fee;

                  (ii) to pay dividends to the holders of the REIT's Common Stock and Series A Preferred Stock, each as defined in the REIT's Articles of Incorporation, as amended;

                  (iii) to pay all of the REIT Entities' accounts payable and other liabilities and obligations incurred by the REIT Entities in the ordinary course of the REIT Entities' business; and

                  (iv) to pay all other amounts directed to be paid by the Board of Directors or the REIT's officers, at the direction of the Board of Directors.

         Section 4. Management Fee. As compensation for the performance of the Manager's duties and obligations under this Agreement, the Manager shall be entitled to receive a management fee, on an annualized basis, of 0.10% of the average daily outstanding principal balance of the mortgage notes receivable plus any other REIT-qualified assets held by the REIT during each year. Such management fee shall be payable on the [ ] day of each [ ], [ ], [ ] and [ ], commencing on [ ], 2003, or in each case on the first Business Day immediately thereafter if the [ ] day in any month is not a Business Day. As used herein, the term "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which commercial banks are authorized or obligated by law, regulation or executive order to close in Michigan.

         Section 5. Independence of the Manager. For all purposes of this Agreement, the Manager shall be an independent contractor and shall not be subject to the supervision of the REIT with respect to the manner in which it accomplishes the performance of its duties and obligations hereunder. Unless expressly authorized by the REIT, the Manager shall have no authority to act for or represent the REIT Entities in any way (other than as permitted hereunder) and shall not otherwise be deemed an agent of the REIT Entities.

         Section 6. Indemnification by the Manager. The Manager agrees to indemnify, defend and hold harmless the REIT Entities and each of their stockholders, directors, officers, agents and independent contractors, as applicable, for (i) any and all liabilities, losses, damages


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and expenses that may be incurred in connection with or as a result of any negligent act or omission or willful misconduct by the Manager in connection with any activity undertaken or omitted to be taken by the Manager with respect to this Agreement, (ii) any breach by the Manager of any representation or warranty herein or any failure by the Manager to perform or observe any agreement or covenant herein, and (iii) any third party claims, liabilities, losses, damages or expenses, or actions in respect thereof, arising out of or in connection with this Agreement. The indemnities set forth in the preceding sentence shall survive the resignation or removal of the Manager and the termination of this Agreement and shall include reasonable fees and expenses of counsel and other expenses of litigation.

         Section 7. Other Activities of the Manager. Nothing herein contained shall prevent the Manager, an affiliate of the Manager or an officer, director, employee or stockholder of the Manager from engaging in any activity, including, without limitation, originating, purchasing and managing real estate mortgage assets, rendering services and investment advice with respect to real estate investment opportunities to any other Person (including other real estate investment trusts) and managing other investments (including the investments of the Manager and its affiliates). Officers, directors, employees, stockholders and agents of the Manager or of any affiliate of the Manager may serve as officers, directors, employees or agents of the REIT Entities, but shall receive no compensation from the REIT Entities for such service.

         Section 8. Termination. The parties may terminate this Agreement at any time without penalty by mutual agreement in writing. Such written mutual agreement to terminate shall specify the date on which the termination hereof shall be effective.

         Section 9. Action upon Termination, Resignation or Removal. Promptly upon the termination of this Agreement pursuant to Section 8, the Manager shall:

         (a) deliver to the REIT all assets and documents of the REIT Entities then in the custody of the Manager; and

         (b) cooperate with the REIT and take all reasonable steps requested to assist the Board of Directors in making an orderly transfer of the administrative functions of the REIT Entities.

The Manager shall be entitled to be paid all fees accruing to it to the date of such termination.

         Section 10. Amendment. Any term or provision of this Agreement may be amended, waived, discharged or terminated, but only by an instrument in writing signed by the parties hereto.

         Section 11. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN.

         Section 12. Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.


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         Section 13. Counterparts. This Agreement may be executed in counterparts, all of which when so executed shall together constitute but one and the same agreement.

         Section 14. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         IN WITNESS WHEREOF, the parties have caused this Management Agreement to be duly executed and delivered as of the day and year first above written.



                                      DELPHI PROPERTIES, INC.

                                      By:
                                         ------------------------------------
                                      Name:
                                      Title


                                      DELPHI PROPERTIES HOLDINGS, LLC
                                      By: Delphi Properties, Inc., as Agent

                                      By:
                                         ------------------------------------
                                      Name:
                                      Title


                                      DELPHI CORPORATION

                                      By:
                                         ------------------------------------
                                      Name:
                                      Title:







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